Exhibit 99.1

BIOHITECH GLOBAL, Inc.
80 Red Schoolhouse Road, Suite 101
Chestnut Ridge, NY 10977

BioHiTech Global Reports Full Year 2017 Results

•	Company launched its new Revolution Series Digesters and began shipping customer orders in September 2017

•	Recurring revenue from Digester rental and maintenance contracts increased by 18% as the total future minimum contractual customer rental revenue commitments increased by 42%

•	Company secured 12-acre site in New Windsor New York for its planned HEBioT Municipal Solid Waste Resource Recovery facility

CHESTNUT RIDGE, NY – APRIL 2, 2018 – BioHiTech Global, Inc. (“BioHiTech” or the “Company”) (OTCQB: BHTG), a technology and services company that provides cost-effective and sustainable waste management solutions, reported financial results for the full year ended December 31, 2017.

Company Highlights

Launched its Revolution Series Digesters - The Company completed the successful marketing launch of its new Revolution Series™ Digesters designed to meet the needs of lower volume food waste generators. The new Revolution Series™ Digesters are built in the US, economically competitive with traditional disposal, take up minimal space, and are as easy to install as a standard dishwasher. The Company ordered an initial production run of 100 units and began shipments to customers late in Q3 2017. The Company believes this expands its target market by more than 1.5 million potential customers including full and quick service restaurants, coffee shops, hospitality companies and other specialty food service providers.

Enhanced Its Data Analytics Software Platform with BHTG Smart Mode – In Q3 2017, the Company launched BHTG Smart Mode, a new technology for its Eco-Safe Digester® and Revolution Series™ Digester lines of on-site food waste disposal equipment.  Smart Mode leverages cloud computing, machine learning, and the on-board internet-connected computer in the digester to intelligently drive the equipment in order to optimize performance and reduce servicing downtime. The new software enhances performance of the Company’s waste data analytics software platform designed to improve supply chain management and reduce waste generation.

Secured 12 Acre Site for Planned HEBioT Facility in New York State - In Q2 2017, the Company entered into an agreement to acquire a site in the town of New Windsor, located approximately 60 miles north of New York City, for $1.1 million, subject to certain terms and conditions. The Company intends to build a HEBioT renewable waste facility capable of processing approximately 130,000 tons of municipal solid waste annually. The HEBioT process recovers approximately 80% of municipal solid waste by producing an EPA recognized solid recovered fuel.

Purchased First HEBioT Facility License for $6.1 Million - In Q4 2017, the Company completed the acquisition of its first HEBioT renewable waste facility license from Ensorgafin S.P.A ("Entsorga") in exchange for a combination of approximately 1,036,000 shares of BioHiTech common stock and $840,000 in cash. BioHiTech controls the exclusive U.S. development rights for Entsorga's patented HEBioT solid waste processing technology in 11 northeastern states and the District of Columbia and can pay a one-time or annual license fee for each facility the Company develops.

Acquired Equity Stake in Gold Medal Services with Kinderhook Industries - In January 2018, the Company partnered with Kinderhook Industries, LLC ("Kinderhook"), a private investment firm that manages over $2 billion of committed capital, to create a "next generation" environmental services platform company through the acquisition of Gold Medal Services, a leading provider of waste collection and recycling services in the Eastern Pennsylvania and Southern New Jersey markets. The new Gold Medal Group (“Gold Medal”) plans to integrate BioHiTech’s technology solutions with its traditional services to create a cost-effective sustainable waste management services company operating at a high margin. BioHiTech owns a 9.2% stake in Gold Medal with a one year option to purchase a total of up to $5 million in additional equity. The Company also entered into a management agreement that provides BioHiTech a minimum of $750,000 in revenue on an annual basis.

“In 2017, we made substantial progress in forwarding our cost-effective technology solutions for sustainable waste management," stated Frank E. Celli, CEO of BioHiTech Global. "We enhanced our proprietary state-of-the-art data analytics platform with smart mode to create better efficiencies for our digester customers and launched our new Revolution Series, opening up a vast new market opportunity for BioHiTech. In addition, we secured a site for our planned HEBioT facility in New York State and obtained a fully paid plant license from our technology partner in Italy.”

Mr. Celli continued, “With our suite of technology solutions now firmly in place and commercialization moving forward in earnest, we took the next step in our corporate evolution, integrating our technology directly with traditional waste management service providers. Through our recent transaction with Kinderhook, we can now seamlessly incorporate our solutions into Gold Medal’s sales and traditional services network to create a vertically integrated sustainable waste management company driven by our technology. With Gold Medal’s service area including the Philadelphia and Southern New Jersey markets, BioHiTech gains immediate access to a significant existing customer base for its digesters as well as potential feedstock for a future HEBioT plant, and Gold Medal can expand its margins by providing cost-effective solutions that bundle traditional services with technology. This creates a win-win scenario for both companies and provides Gold Medal’s customers with a cost-effective end-to-end solution for sustainable and even Zero Waste’ disposal. We are confident that this is a business model that can be replicated in many similar markets throughout the US enabling us to position BioHiTech as the critical sustainable technology component for traditional waste management services companies.”

Financial Highlights for the Full Year 2017

Revenues: Total revenue in 2017 was $2.4 million, an increase of 7.9% from $2.2 million in 2016. Recurring revenue derived from rental, service and maintenance increased 18.3% to $1.6 million and accounted for 67% of total revenue compared to $1.4 million or 61% in 2016. The Company’s forward single upcoming year’s minimum contracted rental revenue increased by 40.6% year over year primarily due to the commencement of shipping of its Revolution Series™ Digesters late in Q3 2017. Revenue from equipment sales was $800,000, an 8.4% decline compared to 2016 revenue of $872,000. The shift in revenue mix towards recurring rental, service in maintenance revenue is a result of the Company’s continued focus on the rental market, primarily in the US and Europe, and, to a lesser extent, a decrease reseller activity in certain international markets. The Company sees rental revenue increasing in 2018 as the Company adds additional units to its current installed base through the continued marketing efforts for its new Revolution Series™ Digesters as well as its Eco-Safe Digester® Series.

Gross Profit and Margin: Gross profit rose to $735,000 in 2017, a 28.1% increase compared to gross profit of $574,000 in 2016. Rental, service and maintenance accounted for 56% of gross profit dollars compared to 50% in 2016. Gross margin percentage rose by 4.8 percentage points to 30.4% in 2017. Rental, service and maintenance gross margin increased by 4.7 percentage points to 25.6% in 2017, mainly due to increased contracted services and improved utilization of fixed costs. Gross margin percentage from equipment sales increased by 7.1 percentage points to 40.0% primarily driven by a change in the mix of models sold and a reduction in the manufacturing costs of the equipment.

Operating Expenses: Operating expenses in 2017 increased by 12.3% to $7.3 million compared to $6.5 million in 2016. The increase in operating expenses is mainly attributable to a $1.0 million increase in professional fees which totaled $2.3 million in 2017 compared to $1.3 million in 2016. Approximately $1.2 million of those professional fees were non-cash in nature, related to investment banking, investor relations, and market consulting. The increase in professional fees in 2017 was partially offset by a 3.6% decrease in selling general and administrative expenses and an 8.9% decrease in research and development costs.

Loss from Operations: The Company recorded an operating loss of $6.6 million in 2017 compared to an operating loss of $5.9 million in 2016. In 2017 the Company recorded a net loss of $(8.4 million) or $(0.98) per share on 8.5 million weighted average shares outstanding compared to a net loss of $(6.7 million) or $(0.82) per share on 8.2 million weighted average shares outstanding.

“We are pleased with our performance in 2017 as we continued our effort to build lasting value for our stockholders by establishing BioHiTech as a leading technology solutions company in sustainable waste disposal. We delivered improving gross margins and substantial rental unit growth in our food waste digester business and continued to forward our plans to establish a HEBioT facility in New York State,” said Brian C. Essman, CFO of BioHiTech Global. “We also made several substantial improvements to our balance sheet through our HEBioT license purchase and Gold Medal transaction, as well as through our fixed price convertible debt and preferred equity financings. Early in 2018, we made further balance sheet improvements through a series of non-convertible debt and fixed price convertible equity financing transactions that now place our Company on more solid financial footing to achieve our growth plans and improve our corporate visibility through an uplisting to a national stock exchange.”

About BioHiTech Global

BioHiTech Global, Inc. (OTCQB: BHTG), is changing the way we think about managing waste. Our innovative waste management services combined with our disruptive technologies provide sustainable waste disposal and supply chain management solutions for businesses and municipalities of all sizes. Our technology platform, including the on and off-site biological treatment of waste, is designed to reduce overall waste generation and virtually eliminate landfill usage while creating a valuable renewable fuel. For more information, please visit www.biohitech.com.

Forward Looking Statements

Statements in this document contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on many assumptions and estimates and are not guarantees of future performance. These statements may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of BioHiTech Global, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. BioHiTech Global, Inc. assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Our actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation those set forth as “Risk Factors” in our filings with the Securities and Exchange Commission (“SEC”). There may be other factors not mentioned above or included in the BioHiTech’s SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. BioHiTech Global, Inc. assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

Company Contact:

BioHiTech Global, Inc.

Richard Galterio

Executive Vice President

Direct: 845.367.0603

rgalterio@biohitech.com

www.biohitech.com

BioHiTech Global, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

	Year Ended December 31,
	2017	2016
Revenue
Rental, service and maintenance	$1,622,114	$1,371,087
Equipment sales	799,091	872,379
Total revenue	2,421,205	2,243,466
Cost of revenue
Rental, service and maintenance	1,207,050	1,084,251
Equipment sales	479,393	585,673
Total Cost of revenue	1,686,443	1,669,924
Gross profit	734,762	573,542
Operating expenses
Selling, general and administrative	4,066,771	4,222,152
Research and development	819,389	899,400
Professional fees	2,298,888	1,263,183
Depreciation and amortization	113,784	113,474
Total operating expenses	7,298,832	6,498,209
Loss from operations	(6,564,070)	(5,924,667)
Other expense (income)
Equity loss in affiliate	17,765	-
Interest income	(712)	-
Interest expense	1,767,405	820,719
Loss on change in fair value of warrants	1,999	-
Total other expense, net	1,786,457	820,719
Net loss	(8,350,527)	(6,745,386)
Other comprehensive income (loss)
Foreign currency translation adjustment	(47,509)	16,720
Comprehensive loss	$(8,398,036)	$(6,728,666)

Net loss per common share - basic and diluted	$(0.98)	$(0.82)
Weighted average number of common shares outstanding - basic and diluted	8,541,167	8,229,712

BioHiTech Global, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2017	2016
Assets
Current Assets
Cash	$901,112	$325,987
Accounts receivable, net	274,405	140,130
Inventory	332,101	706,017
Prepaid expenses and other current assets	79,686	21,865
Total Current Assets	1,587,304	1,193,999
Equipment on operating leases, net	1,451,144	1,023,404
Equipment, fixtures and vehicles, net	63,509	54,356
Intangible assets, net	174,133	267,042
Investment in Entsorga West Virginia, LLC	1,016,263	-
MBT facility development and license costs	6,223,766	-
Other assets	23,500	13,500
Total Assets	$10,539,619	$2,552,301

Liabilities and Stockholders' Deficit
Current Liabilities:
Line of credit	$1,000,000	$2,463,736
Accounts payable	1,287,740	1,197,277
Accrued interest payable	29,431	411,917
Accrued expenses	892,136	522,727
Deferred revenue	84,686	61,879
Notes payable (related party of $275,000)	-	375,000
Advance from related party	-	1,213,027
Customer deposits	39,498	36,131
Long-term debt, current portion	8,874	8,525
Total Current Liabilities	3,342,365	6,290,219
Notes payable (related party of $275,000)	375,000	-
Line of credit	1,463,736	-
Promissory note due to related party	4,500,000	2,500,000
Advance from related party	544,777	-
Accrued interest due at maturities	1,860,591	253,000
Convertible unsecured note, net of financing costs of $2,965 and discounts of $3,150	103,885	-
Convertible secured notes (related party of $450,000), net of discounts of $228,084	1,021,916	-
Unsecured subordinated mandatorily convertible notes, (related parties of $4,625,000 and $3,800,000, respectively), net of deferred financing costs of $26,179 and $118,866 respectively	7,698,819	4,956,134
Long-term debt, net of current portion	21,971	11,048
Total Liabilities	20,933,060	14,010,401
Series A redeemable convertible preferred stock, 333,401 shares designated, issued and outstanding	1,095,577	-
Commitments and Contingencies	-	-
Stockholders' Deficit
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; 1,444,601 designated, 493,401 issued and outstanding as of December 31, 2017:
Series B Convertible preferred stock, 1,111,200 shares designated, 160,000 shares issued and outstanding as of December 31, 2017	699,332	-
Common stock, $0.0001 par value, 50,000,000 and 20,000,000 shares authorized, 9,598,208 and 8,229,712 shares issued and outstanding, as of December 31, 2017 and 2016, respectively, at par	960	823
Additional paid in capital	17,280,696	9,604,324
Accumulated deficit	(29,431,416)	(21,072,166)
Accumulated other comprehensive (loss) gain	(38,590)	8,919
Total Stockholders' Deficit	(11,489,018)	(11,458,100)
Total Liabilities and Stockholders' Deficit	$10,539,619	$2,552,301

BioHiTech Global, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2017	2016
Cash flows from operating activities:
Net loss:	$(8,350,527)	$(6,745,386)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	402,548	457,102
Provision for bad debts	105,418	93,406
Stock based employee compensation	329,782	674,782
Fees paid in stock and warrants	1,156,105	48,953
Fees paid in convertible notes	-	125,000
Interest resulting from amortization of financing costs and discounts	446,603	77,007
Equity loss in affiliate	17,765	-
Change in fair value of warrant liability	1,999	-
Changes in operating assets and liabilities	1,117,357	87,736
Net cash used in operations	(4,772,950)	(5,181,400)

Cash flow from investing activities:
Sale of used machinery and equipment	16,762	-
Investment in Entsorga West Virginia, LLC	(1,034,028)	-
Acquisition of MBT license rights	(839,678)	-
Increase in MBT facility development costs	(204,566)	-
Purchases of equipment, fixtures and vehicles	(9,233)	(8,146)
Net cash used in investing activities	(2,070,743)	(8,146)

Cash flows from financing activities:
Net change in line of credit	-	(25,017)
Proceeds from convertible notes, including warrants and beneficial conversion features	2,683,000	1,150,000
Convertible notes deferred financing costs	(23,000)	(195,873)
Repayments of long-term debt	(9,444)	(8,259)
Proceeds for the issuance of preferred stock	2,270,300	-
Related party:
Net increases of advances	1,120,756	503,027
Proceeds from promissory notes	786,973	701,973
Repayments of promissory notes	-	(200,000)
Proceeds from convertible notes	576,000	3,500,000
Net cash provided by financing activities	7,404,585	5,425,851
Effect of exchange rate on cash	14,233	50,487
Net change in cash	575,125	286,792
Cash - beginning of period	325,987	39,195
Cash - end of period	$901,112	$325,987